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                                                                  EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration statement of NetIQ Corporation on Form S-8 of our reports dated July 9, 1999 (August 4, 1999 as to Note 13), appearing in the Annual Report on Form 10-K of NetIQ Corporation for the year ended June 30, 1999.


/s/   Deloitte & Touche LLP

San Jose, California
October 4, 1999